Exhibit 10.10

Shareholder Director Nominee Agreement

This shareholder nominee agreement (this “Agreement”) is dated as of May 22, 2026, by and between DPC Holdings Limited (the “Company”), a Jersey, Channel Islands corporation, and J.F. Lehman & Company, LLC (together with its related investment funds. “JFL”), a Delaware limited liability company.

Recitals

WHEREAS, it is intended that there will be an initial public offering of ordinary shares of the Company (such shares, the “Ordinary Shares” and such initial public offering, the “Offering”) and listing of the Ordinary Shares on the New York Stock Exchange (the “NYSE”);

WHEREAS, as of the date hereof and upon the closing of the Offering, the Company’s board of directors (“Board”) consists of and will consist of 9 directors (the “Total Number of Directors”);

WHEREAS, as of the date hereof, JFL currently beneficially owns 75,572,492 of the Company’s Ordinary Shares, comprising 16.73% of the total number of the Company’s outstanding Ordinary Shares (the “Total Outstanding Shares”). For purposes of this Agreement, “Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act;

WHEREAS, as of the date hereof, JFL has two nominees (the “JFL nominees”) who are directors on the Board; and

WHEREAS, the Company and JFL each desire to enter into this Agreement to, inter alia, establish certain rights and obligations relating to the JFL nominees to provide for the consistent and uniform management of the Company as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Agreement

1.        JFL Director Nominees at Beneficial Ownership Above 10% of the Total Outstanding Shares. Subject to the terms and conditions hereof, so long as JFL Beneficially Owns 10% or more of the Total Outstanding Shares, JFL has the right but not the obligation to have two director nominees on the Board, nominated in each case by or at the direction of the Board, and subject to such directors meeting requirements for service as a director under applicable law, rules and regulations, the Company’s Articles of Association, the Company’s Corporate Governance Guidelines and related policies adopted or amended by the Board from time to time, and continued approval by the Company’s shareholders at annual shareholder meetings.

2.        JFL Director Nominees at Beneficial Ownership Between 5%-10% of the Total Outstanding Shares. Subject to the terms and conditions hereof, so long as JFL Beneficially Owns between 5% to 10% of the Total Outstanding Shares, JFL is entitled to have one director nominee on the Board, nominated by or at the direction of the Board, and subject to such director meeting the requirements under applicable law, rules and regulations, the Company’s Articles of Association, the Company’s Corporate Governance Guidelines and related policies adopted or amended by the Board from time to time, and continued approval by the Company’s shareholders at annual shareholder meetings. JFL shall notify the Company as soon as practicable and in any event within 5 business days of it becoming aware that it holds less than 10% of the Total Outstanding Shares and, assuming JFL continues to Beneficially Own above 5% of the Total Outstanding Shares, one of its two director nominees shall not stand for re-election at the next annual shareholder meeting (following the date JFL’s shareholding falls below 10% of the Total Outstanding Shares and the end of such director’s term), unless by vote of the majority of the then existing Board (other than the directors nominated by JFL) for such director to continue his or her service. Such director’s continued service is subject to such director meeting the requirements under applicable law, rules and regulations, the Company’s Articles of Association, the Company’s Corporate Governance Guidelines and related policies adopted or amended by the Board from time to time, and continued approval by the Company’s shareholders at annual shareholder meetings.

3.        JFL Director Nominees at Beneficial Ownership Below 5% of the Total Outstanding Shares. Subject to the terms and conditions hereof, so long as JFL Beneficially Owns below 5% of the Total Outstanding Shares, the remaining JFL director nominee on the Board will not stand for re-election at the next annual shareholder meeting (following the date JFL’s shareholding falls below 5% of the Total Outstanding Shares and the end of such director’s term), unless by vote of the majority of the then existing Board other than the affected director for such director to continue his or her service. Such director’s continued service is subject to such director meeting the requirements under applicable law, rules and regulations, the Company’s Articles of Association, the Company’s Corporate Governance Guidelines and related policies adopted or amended by the Board from time to time, and continued approval by the Company’s shareholders at annual shareholder meetings.

4.        Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Company shall be delivered, mailed or sent to Helen Barrett-Hague at [***], with a copy to Richard Browne at [***] and Jessica Chen at [***]; and if to JFL shall be delivered, mailed, emailed or sent to David Rattner at [***], with a copy to Murray Cox at [***] and Barbra Broudy at [***].

5.        Acknowledgement and Entire Agreement. This Agreement represents the entire agreement between the Company, on the one hand, and JFL, on the other, with respect to the JFL director nominees.

6.        Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

DPC HOLDINGS LIMITED

By:	/s/ David Egan
	Name:	David Egan
	Title:	Chief Financial Officer and Director

J.F. Lehman & Company, LLC

By:	/s/ Alex Harman
	Name:	Alex Harman
	Title:	Managing Partner

[Signature Page to Shareholder Director Nomination Agreement]